EXHIBIT 5.1

Rutgers Posch Visée Endedijk N.V.
Herengracht 466, 1017 CA Amsterdam
P.O. Box 10896, 1001 EW Amsterdam
The Netherlands
T + 31(0)20 891 3900 | F + 31(0)20 891 3901
www.rutgersposch.com

uniQure N.V. (the “Issuer”)
Meibergdreef 61
1105 BA Amsterdam	Date: 3 March 2015
The Netherlands

uniQure N.V. - SEC form F-3 filing opinion letter

Dear Sirs,

1.                            Introduction

We have acted as Dutch legal counsel to the Issuer in connection with the Registration (as defined in Annex 1).

2.                            Definitions

Certain terms used in this opinion are defined in Annex 1 (Definitions) hereto.

3.                            Dutch Law

We express no opinion or statement on any law other than Dutch Law. Our investigation has further been limited to the text of the documents. We have not investigated the meaning and effect of any document governed by a law other than Dutch Law. The opinions and statements expressed herein are rendered only as of the date of this opinion and we assume no obligation to advise you of facts, circumstances, events or changes in Dutch Law that may hereafter arise or be brought to our attention and that may alter, affect or modify the opinions or statements expressed herein.

4.                            Scope of investigation

For purposes of this opinion, we have examined and relied solely upon the following documents:

4.1                     a copy of the Registration Statement;

4.2                     a copy of the Deed of Incorporation;

4.3                     a copy of the Articles of Association;

4.4                     a copy of the Extract;

Rutgers & Posch is the tradename of Rutgers Posch Visée Endedijk N.V. in Amsterdam (Traderegister no. 56919891). The general terms and conditions of Rutgers & Posch, which stipulate a limitation of liability, the applicability of Dutch law and the exclusive jurisdiction of the district court in Amsterdam, are applicable to all work performed. The general terms and conditions are available at www.rutgersposch.com.

4.5                     a copy of the Shareholders Register; and

4.6                     a copy of the Company Certificate.

In addition, we have examined such documents, and performed such other investigations, as we considered necessary for the purpose of this opinion.

5.                            Assumptions

For the purpose of this opinion, we have assumed that:

5.1                     all copies of documents conform to the originals and that all originals are authentic and complete;

5.2                     each signature is the genuine signature of the individual concerned;

5.3                     all factual matters, statements in documents, confirmations and other results of our investigation, relied upon or assumed herein, were true and accurate on the date of signing of the documents and remain true and accurate on the date hereof;

5.4                     the Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion;

5.5                     the Existing Shares will have been validly accepted by the subscribers for them;

5.6                     the issue by the Issuer of the Future Shares (or of any rights to acquire Future Shares) will have been validly authorised in accordance with the articles of association at the time of the authorisation;

5.7                     any pre-emptive rights in respect of the issue of the Future Shares (or of any rights to acquire Future Shares) will have been observed or validly excluded in accordance with the articles of association at the time of observance or exclusion;

5.8                     the Issuer’s authorised share capital at the time of issue of any Future Share will be sufficient to allow for the issue;

5.9                     the Future Shares will have been (i) issued in the form and manner prescribed by the articles of association at the time of issue, and (ii) otherwise offered, issued and accepted by their subscribers in accordance with all applicable laws (including, for the avoidance of doubt, Dutch law); and

5.10              the nominal amount of the Future Shares and any agreed share premium will have been validly paid.

6.                            Opinions

Based upon the foregoing and subject to any factual matters and documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we express the following opinion:

6.1                     The Future Shares, when issued, will have been validly issued, will have been fully paid and will be non-assessable(1).

6.2                     The Existing Shares have been validly issued, are fully paid, and are non-assessable(2).

7.                            Reliance

7.1                     This opinion is furnished to you in order to be filed as an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to our firm in the Registration Statement under the caption “Legal Matters”. In giving such consent, we do not admit that we come within the category of persons whose consent is required under section 7 of the U.S. Securities Act of 1933 or the rules and regulations promulgated thereunder.

7.2                     This opinion may only be relied upon under the express condition that it and any issues of interpretation or liability arising thereunder will be governed by Dutch Law and be brought before a court of the Netherlands. In addition, this opinion may only be relied upon under the express condition and limitation that any possible liability of Rutgers Posch Visée Endedijk N.V., its shareholders (including its directors) and employees is limited to the amount available and payable under Rutgers Posch Visée Endedijk N.V.’s professional malpractice insurance coverage.

[Signature page follows]

(1)  The term “non-assessable” has no equivalent in Dutch and as used in this opinion it means that a holder of a share will not by reason of merely being such a holder, be subject to assessment or calls by the Issuer or its creditors for further payment (in addition to the amount required for the share to be fully paid) on such share.

(2)  See note 1.

Yours faithfully,

/S/ RUTGERS POSCH VISÉE ENDEDIJK N.V.

Rutgers Posch Visée Endedijk N.V.

Annex 1

Definitions

“Articles of Association” means the articles of association (statuten) of the Company dated 10 February 2014 as deposited with the Chamber of Commerce;

“Chamber of Commerce” means the Chamber of Commerce (Kamer van Koophandel en Fabrieken) of Amsterdam;

“Company Certificate” means the certificate dated 3 March 2015 attached as Annex 2 hereto;

“Deed of Incorporation” means the Issuer’s deed of incorporation dated 9 January 2012 as deposited with the Chamber of Commerce;

“Dutch Law” means the laws of the Kingdom of the Netherlands excluding Aruba, Bonaire, Curacao, Saba, Sint Eustatius and Sint Maarten (“the Netherlands”) as they currently stand and are applied by the courts of the Netherlands but excluding unpublished case law and case law available in electronic form only;

“Existing Shares” means a maximum of 18,244,630 ordinary shares, nominal value EUR 0.05 each, in the Issuer’s share capital, held by the Issuer’s shareholders;

“Extract” means a copy of the trade register extract regarding the Issuer obtained from the Chamber of Commerce and dated 3 March 2015;

“Future Shares” means ordinary shares, nominal value EUR 0.05 each, in the Issuer’s share capital, issued after the date hereof, not exceeding the limitations referred to in the Registration Statement;

“Insolvency Proceedings” means each of the proceedings listed In Annex A or B of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings (OJ 2000, L 160, 1), as amended;

“Registration” means the registration of the Registration Statement with the SEC under the U.S. Securities Act;

“Registration Statement” means the registration statement on form F-3 in relation to the Registration filed with the SEC on the date hereof (excluding any documents incorporated by reference in them and any exhibits to them);

“SEC” means the U.S. Securities and Exchange Commission;

“Shareholders Register” means the Issuer’s shareholders register;

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended.

Annex 2

Company Certificate

From: the corporate secretary of uniQure N.V.

Dated: 3 March 2015

The undersigned:

Aicha Diba, acting in her capacity as corporate secretary of uniQure N.V., a public company (naamloze vennootschap) incorporated under Dutch law, having its corporate seat in Amsterdam, the Netherlands and registered with the Dutch trade register of the Chamber of Commerce under number 54385229 (the “Issuer”),

Background:

A.            The Issuer intends to seek the Registration with the SEC of the Registration Statement;

B.            In connection with the Registration, on the date of this Company Certificate, Rutgers Posch Visée Endedijk N.V. intends to issue a legal opinion in the form attached to this certificate (the “Legal Opinion”);

C.            This Company Certificate is the “Company Certificate” as defined in the Legal Opinion; and

D.            The undersigned makes the certifications in this Company Certificate after due and careful consideration and after having made all necessary enquiries.

1.              Construction

2.1                     Terms defined in the Legal Opinion have the same meaning in this Company Certificate; and

2.2                    In this Company Certificate “including” means “including without limitation”.

2.              Certification

The undersigned certifies the following:

2.1                     Authenticity

As at the date of this Company Certificate:

i)                           Except for an update of the Extract in relation to the resignation of  Mr. Meyer as supervisory director of the issuer per 31 December 2014, all information regarding the Issuer registered or on file with the Dutch Trade Register of the Chamber of Commerce; and

ii)                        all information in the Shareholders Register,

is correct, complete and up to date.

2.2                     Solvency

The Issuer is not the subject of any Insolvency Proceedings, emergency measure (noodregeling), a non-insolvency dissolution, or a statutory merger or demerger.

2.3                     General

The undersigned is not aware of:

i)                           any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Company Certificate; or

ii)                        any fact or circumstance which she understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to Rutgers Posch Visée Endedijk N.V. in writing.

3.              Reliance

Rutgers Posch Visée Endedijk N.V. may rely on this Company Certificate (without personal liability for the undersigned).

In evidence whereof this Company Certificate was signed in the manner set out below.

/S/ AICHA DIBA

Aicha Diba